Exhibit 10.2

HIGH POWER EXPLORATION INC.

AND

IVANHOE ELECTRIC INC.

TRANSITION SERVICES AGREEMENT

Dated April 30, 2021

TABLE OF CONTENTS

Article 1 INTERPRETATION		2
1.1	Defined Terms	2
1.2	Interpretation	3

Article 2 SERVICES		4
2.1	Provision of Services	4
2.2	Additional Services	4
2.3	Cooperation	4

Article 3 COST OF SERVICES		4
3.1	Fees for Services, Billing and Payment	4

Article 4 TERM, TERMINATION AND EXTENSION		5
4.1	Service Period	5
4.2	Extension of Service Period	5
4.3	Termination of a Service	5
4.4	Termination of Agreement	5
4.5	Effects of Termination of Service or Agreement	5

Article 5 TRANSITION OF SERVICES		6
5.1	Transition of Services	6
5.2	Transition of IE Accounts and Records	6
5.3	Assignment of Consulting Agreements	6
5.4	Transition of Software Licenses	6
5.5	HPX Email Accounts	7

Article 6 MISCELLANEOUS		7
6.1	Further Assurances	7
6.2	Entire Agreement	7
6.3	Successors and Assigns	7
6.4	Assignment	7
6.5	Severability	7
6.6	Governing Law	7
6.7	Counterparts	7

(i)

TRANSITION SERVICES AGREEMENT

Transition Services Agreement dated April 30, 2021 among High Power Exploration Inc., a corporation incorporated under the Laws of Delaware ("HPX") and Ivanhoe Electric Inc., a corporation incorporated under the laws of Delaware ("IE").

RECITALS

(a)	HPX wishes to undertake a corporate reorganization whereby all equity interests held by HPX other than the shares of HPX Mines Inc. and Sociedad Ordinaria de Minas - Omnisom will be transferred to IE (the "Reorganization").

(b)	HPX and IE have entered into a Contribution Agreement dated as of April 23, 2021 whereby (i) HPX contributes to IE, and IE acquires from HPX, certain assets of HPX, and (ii) HPX contributes certain securities, all in exchange for the issuance of shares of common stock of IE (the "Contribution Agreement").

(c)	In connection with the Reorganization, the Parties have agreed to enter into this Agreement pursuant to which each Party will provide certain services to the other on a transitional basis and address other matters, all subject to the terms and conditions set forth in this Agreement and Exhibits attached hereto.

NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, the Parties agree as follows:

Article 1
INTERPRETATION

1.1	Defined Terms

Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed to them in the Contribution Agreement. As used in this Agreement, the following terms have the following meanings:

(a)	"Affiliate" of a Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person, where “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b)	"Agreement" means this transition services agreement as it may from time to time be amended, restated, replaced, supplemented or novated.

(c)	"Business" means the business of HPX and IE, as applicable, as of the date of this Agreement.

(d)	"Business Day" means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for commercial banking business in Vancouver, British Columbia.

(e)	"End Date" has the meaning set out in Section 4.1(b).

(f)	"Invoices" has the meaning set out in Section 3.1(b).

(g)	"Party" means any one of HPX, IE, and, subject to Section 6.4, any Person who becomes party to this Agreement.

(h)	"Performing Party" means the Party performing the Services.

(i)	"Person" means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

(j)	"Personnel" means employees, agents, representatives, third party subcontractors and consultants.

(k)	"Recipient" means the Party receiving the Services.

(l)	"Services" means the services as mutually agreed to from time to time between the Parties at a mutually agreed cost.

1.2	Interpretation

(a)	Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(b)	The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Agreement.

(c)	The expression "Article", "Section" and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Agreement.

(d)	The expression "Exhibit" means and refers to the exhibits (or the specified exhibit) attached to this Agreement. The recitals and Exhibits to this Agreement are an integral part of this Agreement.

(e)	All references in this Agreement to "dollars" or to "$" are expressed in currency of the United States of America unless otherwise specifically indicated.

(f)	In this Agreement (i) the words "including", "includes" and "include" and any derivatives of such words mean "including (or includes or include) without limitation".

(g)	Whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment must be made or such action must be taken on or not later than the next succeeding Business Day.

(h)	If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Agreement, then the first day of the period is not counted, but the day of its expiry is counted.

Article 2
SERVICES

2.1	Provision of Services

The Parties shall provide, or cause their Affiliates to provide, the Services to the other Party for the respective periods and on the other terms and conditions set forth in this Agreement and the applicable Exhibits, the whole subject to the terms and conditions of any third party contracts necessary to the provision of such Services; provided that each Party will use its best efforts to obtain any required consents under such third party contracts as are necessary to provide the Services.

2.2	Additional Services

In the event that the Recipient requests additional services that are reasonable and consistent with the scope and nature of the Services provided by the Performing Party on the date of this Agreement ("Additional Services"), the Performing Party shall, upon notice from Recipient detailing the Additional Services, use its commercially reasonable efforts to provide the Additional Services. The Parties agree to negotiate fees that compensate the Performing Party for the cost of providing the Additional Services and any Additional Services provided by the Performing Party will be deemed Services under this Agreement and be subject to all the provisions of this Agreement.

To the extent reasonably necessary for each Party to fulfill its obligations under this Agreement, each Party shall give the other Party's Personnel who provide Services with reasonable access, without undue interference to the ordinary conduct of the Business, to the facilities, assets and books and records of a Party during normal business hours and at no cost to the Party seeking access to the foregoing. For greater certainty, the Parties acknowledge that each Party will have reasonable access to historical records (including historical email records) of HPX.

2.3	Cooperation

The Parties shall furnish such information and other reasonable assistance as is reasonably necessary to enable each Party to perform the Services.

Article 3
COST OF SERVICES

3.1	Fees for Services, Billing and Payment

(a)	The Performing Party shall provide Recipient with invoices ("Invoices") at the end of each month. Each invoice will set forth, in reasonable detail, with such supporting documentation as Recipient may reasonably request, the Services to which such Invoice pertains and all fees and other charges for such Services for that month.

(b)	Recipient shall pay each Invoice by bank draft, certified cheque or wire transfer of immediately available funds to the account designated by the Performing Party in Schedule 3.1(c) or on such Invoice within 10 days after the date of its receipt.

Article 4
TERM, TERMINATION AND EXTENSION

4.1	Service Period

(a)	This Agreement and the obligations of each Party to provide Services will commence on the Closing.

(b)	Subject to Sections 4.2 and 4.3, the obligation of the Performing Party to provide a given Service will terminate on the date that is 12 months following Closing or such other date as may be agreed to between the Parties (the "End Date").

4.2	Extension of Service Period

The Parties agree that neither Party is obligated to perform any Service after the applicable End Date; provided, however, that if the Recipient desires and the Performing Party agrees to continue to perform any of the Services after the applicable End Date, the Parties will negotiate an amount that compensates the Performing Party for all of its costs for such performance. Any agreement to continue to perform Services after the applicable End Date pursuant to this Section 4.2 will be deemed to extend the End Date for that Service for the period agreed to by the Parties and the extended Services will be subject to the provisions of this Agreement.

4.3	Termination of a Service

(a)	Except as set forth in an Exhibit, Recipient may, at any time prior to the applicable End Date, terminate any Service for any reason on at least 30 days' notice.

4.4	Termination of Agreement

(a)	This Agreement will terminate on the earlier of the date upon which (i) the Parties have no obligations to provide any Services pursuant to Section 4.1(b), and (ii) a Party terminates the Agreement in accordance with Section 4.4(b).

(b)	A Party may terminate this Agreement:

(i)	at any time, upon prior notice to the other Party if such other Party is in material breach of its obligations under this Agreement, and such breach continues without cure for a period of 15 days after receipt by the breaching Party of a notice of such failure from the non-breaching Party;

(ii)	immediately, if the other Party (A) becomes insolvent, (B) becomes the subject of a proceeding under applicable law relating to bankruptcy, insolvency, reorganization or relief of debtors and such proceeding is not dismissed or stayed within 30 days after its commencement, or (C) has appointed for it a receiver, custodian, conservator, trustee, administrator, or assignee for the benefit of creditors or a similar Person charged with reorganization or liquidation of its business or assets.

4.5	Effects of Termination of Service or Agreement

(a)	The right of termination pursuant to Sections 4.3 and 4.4(b):

(i)	is in addition to any other rights that the Party exercising the right of termination may have under this Agreement, and the exercise of the right of termination by a Party will not constitute an election of remedies; and

(ii)	does not affect the Performing Party's right to be paid for all fees and other charges accrued for terminated Services rendered up to and including the date of termination, subject to the resolution of any disputes relating to such charges.

(b)	Upon the termination of this Agreement in accordance with Section 4.4(a), the Parties will be released from all their obligations under this Agreement, except that:

(i)	their obligations under Sections 6.6 and provisions that by their nature should survive, will survive the termination of this Agreement; and

(ii)	the termination of this Agreement will not relieve any Party from any liability for any breach of this Agreement occurring prior to termination.

Article 5
TRANSITION OF SERVICES

5.1	Transition of Services

The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the date of this Agreement, each Party agrees to use commercially reasonable efforts to make a transition of each Service to their own internal organization or to obtain alternate third party sources to provide the Services.

5.2	Transition of IE Accounts and Records

IE agrees and covenants to transition to HPX all HPX bank accounts and HPX accounting records currently under the control of IE.

5.3	Assignment of Consulting Agreements

(a)	HPX agrees to assign to IE all of the rights, title and interest of HPX in and to, and all of the benefits under the consulting agreements listed in Exhibit A (the "Consulting Agreements") and IE agrees to assume, perform and discharge all of the obligations and liabilities of HPX under the Consulting Agreements from and after May 1, 2021.

(b)	The Parties shall do all such further acts and things and shall execute such documents as may be necessary to effect the assignment of the Consulting Agreements.

5.4	Transition of Software Licenses

(a)	HPX agrees and covenants to assign to IE all of the rights, title and interest of HPX in and to, and all of the benefits under the software licenses listed in Exhibit B (the "Software Licenses") and IE agrees to assume, perform and discharge all of the obligations and liabilities of HPX under the Software Licenses within 30 days of Closing.

(b)	The Parties shall do all such further acts and things and shall execute such documents as may be necessary to effect the assignment of the Software Licenses.

(c)	In the event that HPX is unable to assign to IE any Software Licenses, HPX agrees and covenants to assist and cooperate with IE in procuring such software licenses from the licensor.

5.5	HPX Email System

(a)	HPX agrees and covenants to provide access to and grant ownership of the HPX email system and the associated licenses to IE within reasonable time from the completion of the Reorganization.

(b)	The Parties agree that as of the Closing all HPX emails will be the joint property of the Parties.

Article 6
MISCELLANEOUS

6.1	Further Assurances

On or after the date of this Agreement, each Party will take, or cause to be taken, all such action as is reasonably required to carry out the purposes and intent of this Agreement.

6.2	Entire Agreement

This Agreement, together with the Exhibits, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior agreements, understanding, negotiations, correspondence and discussions, whether oral or written of the Parties, with respect to such subject matter. In the event that there is a conflict or inconsistency between the provisions of this Agreement and the provisions of the Contribution Agreement as it relates to the Services under this Agreement, the provisions of this Agreement will prevail.

6.3	Successors and Assigns

This Agreement will become effective when executed and delivered by the Parties and after that time will be binding upon and inure to the benefit of the Parties and their respective successors, heirs, liquidators, executors, administrators and permitted assigns.

6.4	Assignment

Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned, transferred or delegated, in whole or in part, by any Party without the prior written consent of the other Party. Any purported assignment, transfer or delegation without such written consent will be null and void and of no effect. A Party may assign, transfer or delegate, as applicable, this Agreement or any of its rights or obligations under this Agreement, in whole or in part, to any one of its affiliates, provided prior notice of the proposed assignment, transfer or delegation has been given to the other Party. Upon effecting an assignment, transfer or delegation in accordance with Section 6.4, the Party assigning, transferring or delegating will not be released from its obligations under this Agreement unless it obtains the prior written consent of the other Party.

6.5	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, in whole or in part, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision or part thereof will be severed from this Agreement and the remaining part of such provision and all other provisions will continue in full force and effect.

6.6	Governing Law

(a)	This Agreement is governed by, and will be interpreted and enforced in accordance with the Laws of the province of British Columbia and the federal Laws of Canada applicable therein.

6.7	Counterparts

This Agreement may be executed and delivered in any number of counterparts (including counterparts by facsimile, PDF email or other electronic means), each of which is deemed to be an original, and all such counterparts taken together will be deemed to constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above mentioned.

HIGH POWER EXPLORATION INC.

Per:	/s/ Eric Finlayson
Name: Eric Finlayson
Title: President

IVANHOE ELECTRIC INC.

Per:	/s/ Eric Finlayson
Name: Eric Finlayson
Title: President

[Signature Page to Transition Services Agreement]

SCHEDULE 3.1(c)

ACCOUNT INFORMATION

HIGH POWER EXPLORATION INC.

- 3.1(b)1 -

Exhibit A
Consulting Agreements

This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained herein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of this schedule to the Securities and Exchange Commission upon request.

Exhibit B
Software Licenses

This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained herein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of this schedule to the Securities and Exchange Commission upon request.